UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2025

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2025, Adial Pharmaceuticals, Inc. (the “Company”) received a letter (the “September 2025 Nasdaq Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is eligible for an additional 180 calendar days, or until March 2, 2026, to regain compliance with Nasdaq’s requirement to maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on Nasdaq (the “Minimum Bid Price Requirement”), following the expiration of the initial 180 calendar day period granted to the Company by Nasdaq to regain compliance by September 1, 2025 (the “Initial Compliance Date”). Nasdaq initially notified the Company of (i) its failure to meet the Minimum Bid Price Requirement and (ii) the Initial Compliance Date in a letter sent by Nasdaq and addressed to the Company, dated March 5, 2025.

The Staff of the Nasdaq (the “Staff”) determined that the Company is eligible for the second 180 calendar day period, or until March 2, 2026, to regain compliance with the Rule based on the Staff’s determination that the Company must continue to meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this additional time period, the closing bid price of the Company’s common stock on the Nasdaq is at least $1.00 per share for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation of compliance with the Rule and this matter will be closed. The September 2025 Nasdaq Letter from Nasdaq also stated that if the Company chooses to implement a reverse stock split, it must complete the split no later than ten (10) business days prior to the expiration date in order to timely regain compliance.

If compliance with the Rule cannot be demonstrated by March 2, 2026, the Staff will provide written notification that the Company’s common stock will be delisted from the Nasdaq. At that time, the Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”). If the Company appeals, it will be asked to provide a plan to regain compliance to the Panel, and that historically Panels have generally viewed a near-term reverse stock split as the only definitive plan acceptable to resolve a deficiency of the Minimum Bid Price Requirement.

An indicator will continue to be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance. In addition, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaq.com. The Company will continue to be included in this list until it regains compliance. Nonetheless, the September 2025 Nasdaq Letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of Nasdaq.

The Company intends to actively monitor the bid price of its common stock and will consider available options to regain compliance with the Minimum Bid Price Requirement and the other Nasdaq listing requirements. Such available options will include effecting a reverse stock split of the Company’s common stock, if necessary, in order to maintain the Company’s Nasdaq listing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 3, 2025, issued by Adial Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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